SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported):February 25, 2003

                      American Mortgage Acceptance Company
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                  Massachusetts
                                  -------------
                 (State or other Jurisdiction of Incorporation)


       0-23972                                            13-6972380
       -------                                            ----------
(Commission File Number)                    (IRS Employer Identification Number)


                     625 Madison Avenue, New York, NY 10022
                     --------------------------------------
                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code:(212) 421-5333


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure
        ------------------------

     For the quarter and year ended December 31, 2002, American Mortgage Acceptance Company ("AMAC") hereby makes available its earnings press release that was released today, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1. AMAC released this press release on the Business Wire this morning and is posting a copy of this press release on its web page at www.americanmortgageco.com.

     The information included in this Current Report on Form 8-K (including the exhibit hereto) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. This Report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
        ------------------------------------------------------------------

(a).    Financial Statements
        --------------------
        Not Applicable

(b).    Pro Forma Financial Information
        -------------------------------
        Not Applicable

(c).    Exhibits
        --------
        99.1 Press Release dated February 25, 2003, "American Mortgage Acceptance Company Increases Net Income Per Share For The Year 2002 By 19.3% Over 2001".

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            American Mortgage Acceptance Company
                                            (Registrant)



                                            BY: /s/ Stuart J. Boesky
                                                --------------------
                                                Stuart J. Boesky
                                                President


        February 25, 2003

        EXHIBIT 99.1

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
       INCREASES NET INCOME PER SHARE FOR THE YEAR 2002 BY 19.3% OVER 2001

NEW YORK, NY - February 25, 2003 - American Mortgage Acceptance Company ("AMAC" or the "Company") (AMEX: AMC) today announced financial results for its fourth quarter and year ended December 31, 2002.

"AMAC continued to demonstrate consistently strong financial performance in 2002, having increased our net income per share for the year ended December 31, 2002, by approximately 19.3% over the year ended December 31, 2001," commented Stuart Boesky, President and Chief Executive Officer of AMAC. "The expansion and execution of AMAC's business plan in 2002 resulted in an approximate 91.3% increase in our total assets over 2001. We are pleased that AMAC's success enabled the Company to increase its distribution per share two times during 2002, resulting in increased value to our shareholders."

Financial Highlights
--------------------

For the three and twelve months ended December 31, 2002, AMAC had net income of approximately $2.5 million and $9.7 million, representing increases of approximately 61.0% and 86.2% compared to net income of approximately $1.5 million and $5.2 million for the three and twelve months ended December 31, 2001, respectively. Net income for the three and twelve months ended December 31, 2002, includes the effect of an agreement with our advisor, Related AMI Associates Inc., to waive the payment of approximately $71,000 in net fees and expense reimbursements, offset by higher than usual expenses related to the origination of investments that were never completed. On a per share basis (basic and diluted), net income was $0.39 and $1.61 for the three and twelve months ended December 31, 2002, respectively, representing a decrease in net income per share of approximately 2.5% compared to the three months ended
December 31, 2001, and an increase in net income per share of approximately 19.3% compared to the twelve months ended December 31, 2001. AMAC had total revenues of approximately $3.0 million and $10.5 million for the three and twelve months ended December 31, 2002, respectively. AMAC's revenues for the three and twelve months ended December 31, 2002, represent respective increases of approximately 73.1% and 83.5% as compared to the three and twelve months ended December 31, 2001.

AMAC's present quarterly dividend on an annualized basis is $1.60 per share, representing an approximate 11.0% yield on the $14.60 per share closing price on February 24, 2003.

Fourth Quarter Portfolio Investment Activity
--------------------------------------------

In October, AMAC guaranteed a construction loan of approximately $3.7 million for Village of Meadowbend Apartments, a proposed 138-unit affordable multifamily apartment complex located in Temple, Texas, in exchange for an up-front construction loan guarantee fee of 0.75%. After construction completion, AMAC will also receive a 0.50% construction loan administration fee, which will be paid on a monthly basis through the date the construction loan is replaced by permanent financing. The construction loan guarantee will provide credit support for the period beginning with construction completion until property stabilization.

In November, AMAC purchased a $6.8 million GNMA Permanent Loan Certificate ("PLC") secured by Burlington Apartments, a 427-unit multifamily apartment complex located in St. Paul, Minnesota. The PLC yields 5.90% to AMAC. The loan was funded under the HUD 223(f) program and is fully amortizing, with a final maturity date of April 2031.

Also  in  November,  AMAC  closed  its  first  transaction  under  its  recently introduced Acquisition/Rehabilitation Bridge Loan Program with Fleet National Bank, funding an acquisition bridge loan and a mezzanine loan totaling approximately $6.3 million for Del Mar Villas, a 260-unit multifamily apartment complex located in Dallas, Texas. In connection with the funding of the bridge loan, the Company borrowed approximately $4.6 million from its warehouse facility with Fleet Bank. These loans, which mature April 2004, carry interest rates equal to the 30-day London Inter-Bank Offer Rate ("LIBOR") plus 462.5 basis points. Payments on these loans are interest only for the full eighteen-month term. AMAC received an origination fee of 1.5% upon funding of the loans.

Also in November, AMAC funded an acquisition bridge loan and a mezzanine loan totaling approximately $6 million for Mountain Valley, a 312-unit multifamily apartment complex located in Dallas, Texas. AMAC will fund an additional $1.1 million during the rehabilitation stage of this property. In connection with the funding of the bridge loan, AMAC has borrowed approximately $4.2 million. These loans, which mature in November 2004, bear interest rates of LIBOR plus 475 basis points. Payments on the loans are interest only for the full 24-month term. AMAC has received a loan origination fee of 1% of the amount of the loans.

Also in November, AMAC fully funded a predevelopment bridge loan of approximately $1.4 million, secured by Reserve at Fox River Apartments, a 132-unit apartment complex development located in Yorkville, Illinois. AMAC has received a 1% fee for the bridge loan, which bears interest at a rate of 12% and matures in May 2003.

In December, AMAC guaranteed a construction loan of approximately $3.2 million for Mapleview Apartments, a proposed 56-unit affordable multifamily apartment complex located in Saginaw, Michigan, in exchange for an up-front construction loan guarantee fee of 0.245%. After construction completion, AMAC will also receive a 0.625% construction loan administration fee, which will be paid on a monthly basis through the date the construction loan is replaced by permanent financing. The construction loan guarantee will provide credit support for the period beginning with construction completion until property stabilization.

Subsequent Events
-----------------

In February 2003, AMAC received approximately $10 million in proceeds relating to Stony Brook II first mortgage and mezzanine loan repayments. At December 31, 2002, the carrying value of the Stony Brook II first mortgage loan and mezzanine loan were approximately $8.3 million and approximately $651,000, respectively. The principal repayment of the first mortgage loan is being held as collateral for the Company's loan origination program with Fannie Mae. AMAC's proceeds also included a prepayment premium in the amount of approximately $331,000 and additional interest from the appreciation of the property in the amount of approximately $526,000.

Also in February 2003, AMAC provided a predevelopment bridge loan of approximately $6.9 million and agreed to provide a $7.3 million rehabilitation loan, secured by Noble Tower Apartments, a 195-unit apartment complex in Oakland, California. AMAC has received a 1% fee for the bridge loan, which bears interest at 12.0% and expires in July 2005. The Company will receive an additional 1% commitment fee for the rehabilitation loan, which bears interest at a rate of 9.75% and is expected to have a term of fifteen months.

Asset Growth
------------

During 2002, AMAC's assets grew from approximately $102.0 million to approximately $195.1 million, an approximate 91.3% increase over year-end 2001. Over the twelve months ended December 31, 2002, AMAC originated or acquired five bridge, two construction, and one mezzanine loan representing approximately $17.9 million, acquired seven Ginnie Mae certificates totaling approximately $92.7 million, financed two transactions under the Fleet Acquisition/Rehabilitation Bridge Loan Program totaling approximately $13.4 million, and provided three forward commitments totaling approximately $5.1 million. The forward commitments are scheduled to expire during 2003.

Capital Markets Activity
------------------------

The year 2002 was particularly significant for AMAC with respect to the capital markets, as the Company completed in February 2002 its first common equity offering since the Company listed on the American Stock Exchange in July of 1999. In connection with the offering, AMAC sold 2.5 million common shares of beneficial interest at a price of $13.50 per share, raising net proceeds of approximately $31 million after underwriters discount and offering expenses. The net proceeds from the offering were fully deployed within 90 days, demonstrating AMAC's ability to gain market share and expand the Company's asset base.

Also during 2002, both Friedman, Billings, Ramsey & Co. and RBC Capital Markets initiated research coverage on AMAC.

Management Conference Call
--------------------------

Management will conduct a conference call today to review the Company's fourth quarter and year-end financial results for the period ended December 31, 2002. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 479-9001. For interested individuals unable to join the conference call, a replay of the call will be available through Monday, March 3, 2003, at (888) 203-1112 (Passcode 211831) or on our website, www.americanmortgageco.com, through Tuesday, March 11, 2003.

Supplemental Financial Information
----------------------------------

For  more  detailed  financial  information,   please  access  the  Supplemental
Financial Package, which is available in the Investor Relations section of the AMAC website at www.americanmortgageco.com.

About the Company
-----------------

AMAC is a real estate investment trust that specializes in multifamily housing finance. AMAC originates and acquires mezzanine loans, bridge loans, and government-insured first mortgages secured by multifamily housing properties throughout the United States. For more information, please visit our website at www.americanmortgageco.com or contact the Shareholder Services Department directly at (800) 831-4826.

              AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                                   December 31,
                                                              ----------------------
                                                                2002         2001
                                                              ---------    ---------
Investments in mortgage loans, net                            $  22,384    $  17,799
Investments in GNMA certificates-available for sale             114,034       50,060
Investment in ARCap                                              20,240       20,246
Cash and cash equivalents                                        10,404        1,018
Notes receivable                                                 25,997       11,373
Accrued interest receivable                                       1,170          570
Other assets                                                        834          916
                                                              ---------    ---------

Total assets                                                  $ 195,063    $ 101,982
                                                              =========    =========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

  Repurchase facilities payable                               $  87,880    $  43,610
  Warehouse facility payable                                      8,788           --
  Accrued interest payable                                           60           22
  Accounts payable and accrued expenses                             762        1,348
  Due to Advisor and affiliates                                     690          331
  Distributions payable                                           2,545        1,392
                                                              ---------    ---------

Total liabilities                                               100,725       46,703
                                                              ---------    ---------

Commitments and contingencies

Shareholders' equity:

  Shares of beneficial interest; $.10 par value; 25,000,000
   shares authorized; 6,738,826 issued and 6,363,630
   outstanding and 4,213,826 issued and 3,838,630
   outstanding in 2002 and 2001, respectively                       674          421
  Treasury shares of beneficial interest;
   375,196 shares                                                   (38)         (38)
  Additional paid-in capital                                     99,470       68,841
  Distributions in excess of net income                         (14,471)     (14,505)
  Accumulated other comprehensive income                          8,703          560
                                                              ---------    ---------

Total shareholders' equity                                       94,338       55,279
                                                              ---------    ---------

Total liabilities and shareholders' equity                    $ 195,063    $ 101,982
                                                              =========    =========

              AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in thousands except per share amounts)


                                        Three Months Ended          Twelve Months Ended
                                     12/31/2002    12/31/2001     12/31/2002    12/31/2001
                                    -----------   -----------    -----------   -----------
Revenues:

  Interest income:
   Mortgage loans                   $       504   $       517    $     2,050   $     2,773
   GNMA certificates                      1,767           940          5,769         2,294
   Notes receivable                         608           216          2,270           451
   Temporary investments                     10            26             50            73
  Other income                              116            37            319           107
                                    -----------   -----------    -----------   -----------

   Total revenues                         3,005         1,736         10,458         5,698
                                    -----------   -----------    -----------   -----------

Expenses:
  Interest                                  359           307          1,228         1,406
  General and administrative                536           460          1,991         1,254
  Incentive Management Fee                  235            --            235            --
  FNMA loan program                          --            --            358            --
                                    -----------   -----------    -----------   -----------

   Total expenses                         1,130           767          3,812         2,660
                                    -----------   -----------    -----------   -----------

Other gain (loss):

  Equity in earnings of ARCap               600           612          2,400         2,400

  Net gain (loss) on repayment of
   mortgage loans and GNMA
   certificates                              --           (39)           614          (251)
                                    -----------   -----------    -----------   -----------

  Total other gain (loss)                   600           573          3,014         2,149
---------------------------------   -----------   -----------    -----------   -----------

  Net income                        $     2,475   $     1,542    $     9,660   $     5,187
                                    ===========   ===========    ===========   ===========
  Net income per share
   (basic and diluted)              $      0.39   $      0.40    $      1.61   $      1.35
                                    ===========   ===========    ===========   ===========
  Weighted average
   shares outstanding
   (basic and diluted)                6,363,630     3,838,630      6,017,740     3,838,630
                                    ===========   ===========    ===========   ===========

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

                                       ###